As filed with the Securities and Exchange Commission on July 26, 2001
                                                        Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                               CELGENE CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                                    22-2711928
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                               7 Powder Horn Drive
                            Warren, New Jersey 07059
                                 (732) 271-1001
               (Address of principal executive offices) (Zip code)

                     --------------------------------------

               Celgene Corporation 1998 Long-Term Incentive Plan

                     --------------------------------------


           John W. Jackson                                Copies to:
         Celgene Corporation                       Robert A. Cantone, Esq.
         7 Powder Horn Drive                         Proskauer Rose LLP
      Warren, New Jersey 07059                         1585 Broadway
           (732) 271-1001                       New York, New York 10036-8299
  (Name, address, including zip code,                   (212) 969-3000
code, and telephone number, including
  area code, of agent for service)



                     --------------------------------------

                         CALCULATION OF REGISTRATION FEE

Title of securities    Amount to be     Proposed maximum       Proposed maximum       Amount of
 to be registered       registered       offering price       aggregate offering      registration
                                             per share               price              fee (1)
--------------------  ---------------  -------------------  ----------------------  ----------------
Common Stock, par
value $.01 per
share                  2,000,000 (2)       $25.05(3)            $50,100,000(3)          $12,525
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------


     (1) Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Celgene Corporation 1998 Long-Term Incentive Plan (the
          "Plan"). A Registration Statement on Form S-8 has previously been filed on January 4, 1999 (Registration No. 333-70083) and on June 20, 2000 (Registration No. 333-39716) for the existing securities under the Plan.

     (2) Represents the additional number of shares of common stock, par value $.01 per share ("Common Stock"), issuable upon exercise of options which may be granted under the Plan.

     (3) Calculated solely for purposes of this offering under Rules 457(h) and 457(c) of the Securities Act of 1933, as amended, on the basis of the high and low selling prices per share of the Common Stock as reported on the NASDAQ National Market on July 25, 2001.

                                Explanatory Note

       This Registration Statement is filed pursuant to General Instruction E to Form S-8. The aggregate number of shares of Common Stock that may be subject to awards under the Plan is increased from 6,500,000 to 8,500,000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The contents of the Form S-8 Registration Statement previously filed with the Securities and Exchange Commission (the "Commission") on January 4, 1999 (Registration No. 333-70083), June 20, 2000 (Registration No. 333-39716), and March 20, 2001, Post-Effective Amendment No. 1 with a Reoffer Prospectus (Registration No. 333- 39716) by Celgene Corporation, a Delaware corporation (the "Corporation" or the "Registrant"), are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:

     (1) the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 21, 2001;

     (2) the Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the Commission on May 10, 2001;

     (3) the description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form 8-A, File No. 0-16132, including any amendment or report filed for the purpose of updating such description;

     (4) all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 8. Exhibits.

     5.1 Opinion of Proskauer Rose LLP

     23.1 Consent of KPMG LLP

     23.2 Consent of Ernst & Young LLP, Independent Auditors

     23.3 Consent of Proskauer Rose LLP (included in Exhibit 5.1)

     24.1 Power of Attorney (included in signature pages)

     99.1 Celgene   Corporation  1998  Long-Term   Incentive  Plan,  as  amended
          (incorporated by reference to Exhibit A to the Proxy Statement of the Registrant, filed May 1, 2001)


                                      11-1

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 24, 2001.

                                    CELGENE CORPORATION

                                    By:   /s/ John W. Jackson
                                      ---------------------------------
                                          John W. Jackson
                                          Chairman of the Board and
                                          Chief Executive Officer


                        SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John W. Jackson, Sol J. Barer and Robert J. Hugin, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Celgene Corporation (the "Corporation") and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of additional shares of Common Stock of the Corporation to be issued pursuant to the Corporation's 1998 Long-Term Incentive Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                    Title                             Date
----------                    -----                             ----

/s/ John W. Jackson           Chairman of the Board and         July 24, 2001
--------------------------    Chief Executive Officer
John W. Jackson               (Principal Executive Officer)


/s/ Sol J. Barer              President, Chief Operating        July 24, 2001
-------------------------
Sol J. Barer                  Officer and Director


/s/ Robert J. Hugin
-------------------------     Chief Financial Officer           July 24, 2001
Robert J. Hugin               (Principal Accounting and
                              Financial Officer)

/s/ Jack L. Bowman            Director                          July 24, 2001
-------------------------
Jack L. Bowman

/s/ Frank T. Cary              Director                         July 24, 2001
--------------------------
Frank T. Cary

/s/ Arthur Hull Hayes, Jr.     Director                         July 24, 2001
--------------------------
Arthur Hull Hayes, Jr.

/s/ Gilla Kaplan               Director                         July 24, 2001
--------------------------
Gilla Kaplan

/s/ Richard C.E. Morgan        Director                         July 24, 2001
--------------------------
Richard C.E. Morgan

/s/ Walter L. Robb             Director                         July 24, 2001
--------------------------
Walter L. Robb

/s/ Lee J. Schroeder           Director                         July 24, 2001
--------------------------
Lee J. Schroeder

                                  EXHIBIT INDEX
                                  --------------

Exhibit                    Description of Exhibit
-------                    -----------------------

5.1                        Opinion of Proskauer Rose LLP

23.1                       Consent of KPMG LLP

23.2                       Consent of Ernst & Young LLP, Independent Auditors

23.3                       Consent of Proskauer Rose LLP
                           (included in Exhibit 5.1)

24.1                       Power of Attorney
                           (included in signature pages)

99.1 Celgene 1998 Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit A to the Proxy Statement of the Registrant, filed May 1, 2001)

                                                                    EXHIBIT 5.1

                                  July 26, 2001



Celgene Corporation
7 Powder Horn Drive
Warren, New Jersey 07059

Dear Sirs:

          We are acting as counsel to Celgene Corporation, a Delaware corporation ("Celgene"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by Celgene under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to 2,000,000 shares ( the "Shares") of Common Stock, par value $.01 per share, of Celgene. The Shares may be issued pursuant to Celgene's 1998 Long- Term Incentive Plan ("the Plan").

          We have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption of the Plan. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such public officials and of representatives of Celgene, and have made such investigation of law, and have discussed with representatives of Celgene and such other persons such questions of fact, as we have deemed proper and necessary as a basis for this opinion.

          Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized, and are or will be validly issued, fully paid and non-assessable upon issuance of Shares in accordance with the Plan and upon the exercise of the options issued pursuant to the Plan, as the case may be.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                   Very truly yours,



                                   /s/ Proskauer Rose LLP

                                                                 EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Celgene Corporation:

We consent to the use of our report incorporated herein by reference.




                                  /s/ KPMG LLP



Short Hills, New Jersey
July 24, 2001

                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Celgene Corporation's 1998 Long-Term Incentive Plan, of our report dated February 4, 2000, with respect to the financial statements of Signal Pharmaceuticals, Inc. (not presented), included in the Annual Report (Form 10-K) of Celgene Corporation for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                   /s/ ERNST & YOUNG LLP

San Diego, California
July 24, 2001